Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of Newmont Retirement Savings Plan for Hourly-Rated Employees dated June 26, 2002, included in this Form 11-K into the previously filed Registration Statement on Form S-8 (No. 333-69145).

/s/    Arthur Andersen LLP

Denver, Colorado,
      June 26, 2002